      Exhibit 99.1

•MESTEK, INC.
260 North Elm Street,
Westfield, MA 01085
(413) 568-9571
www.mestek.com

      Contact: John E. Reed
(413) 568-9571

Westfield Massachusetts
April 29, 2004

Mestek, Inc. (MCC) Announces Change in Auditors

        On April 23, 2004, Mestek, Inc. (the “Company”) dismissed Grant Thornton LLP (the “Former Auditor”) as its independent auditor. The Company’s dismissal of the Former Auditor was made by the Audit Committee of the Board of Directors of the Company, and, while not required, is expected to be ratified by the entire Board of Directors at its next meeting scheduled for May 25, 2004.

        The Former Auditor’s report on the Company’s financial statements for each of the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principals.

        In connection with the audit for the year ended December 31, 2003 and for the year ended December 31, 2002, there were no disagreements with the Former Auditor on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Auditor, would have caused it to make references to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

        The Company has engaged the firm of Vitale, Caturano & Company PC (the “New Auditor”) as its independent auditor effective on or about April 26, 2004, to act as its independent auditor for the fiscal year ending December 31, 2004.

Statements made by Mestek which address activities, events or developments that we expect or anticipate may occur in the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties, including, but not limited to, factors relating to Mestek’s operations and the business environment in which Mestek operates, which may cause the actual results of Mestek to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include those set forth in Mestek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, or in other filings made, from time to time, by Mestek with the Securities and Exchange Commission. The forward-looking statements speak only as of the date when made and Mestek does not undertake to update such statements.